Annual Shareholder Speech August 26, 2026

Kewaunee Scientific Corporation Annual Shareholder Speech August 26, 2026 Good morning. I would like to extend a warm welcome to our shareholders who have set aside time to join us today at Kewaunee Scientific Corporation’s 2026 annual shareholder meeting. This year’s meeting is again being conducted virtually, providing our shareholders with an accessible format in which to participate. Before proceeding, a brief comment regarding forward-looking statements. Additionally, please see the notice regarding any non-GAAP measures included in today’s financial review. Today, we will discuss highlights from our recently completed fiscal year, ended April 30, 2026, including our consolidated results, strategic investments, and business outlook. I will also discuss how we are strengthening our corporate platform, expanding internationally, and leveraging the strengths and combined portfolios of our business segments to deliver more comprehensive solutions for our customers while creating new opportunities for growth and long-term shareholder value. There will be time for questions at the end of the presentation, and we will take as many as possible. If you are logged in as a shareholder and would like to submit a question, please do so online during the presentation. We will also post all meeting materials to the investor information section of our website for future reference following this meeting. Reflecting on the last five years, I am incredibly proud of what Kewaunee has accomplished and the strength and stability we have built into the business. We have successfully expanded profitability, nearly doubling our revenue, strengthened our operating model, and built a larger, more resilient platform for growth. Just as importantly, we have established a track record of consistent execution and demonstrated our ability to deliver solid results across a wide range of market and economic conditions. That consistency reflects the fundamental changes we have made in how we run the business. We strengthened our processes and operational discipline, sharpened our strategic focus, and continued to invest in our people and capabilities. As a result, Kewaunee today operates with greater scale, stability, and resilience, providing a strong foundation for our continued growth. Fiscal year 2026 was driven by our team’s execution and provided further evidence of the strength of the foundation we built, brick by brick, in the years preceding. Across Kewaunee, we remained focused on operating with excellence, serving our customers, and advancing our strategic priorities. Despite volatility in project delivery timelines, geopolitical and economic uncertainty, and changing conditions across several of our markets, we delivered record revenue, strong profitability, and meaningful strategic progress. Looking ahead, we remain focused on investing in the business and continuing to grow our platform, both organically and inorganically. We are pursuing that growth from a position of strength, supported by a scaled and resilient business and consistent financial performance. We will continue to pursue disciplined opportunities that expand our market presence and create compelling strategic and financial value, positioning Kewaunee to drive sustainable growth and long-term shareholder value. With that broader perspective in mind, I’d like to turn specifically to our fiscal year 2026 results. While a complete review of our financial performance can be found in our Annual Report and Form 10-K, available on our website, I’d like to highlight a few key results today.  Revenue reached $282.0 million, extending the Company’s multi-year growth trajectory and representing nearly a 14% CAGR since fiscal 2021.  At the same time, EBITDA increased to $22.4 million, reflecting continued operational improvements and strong earnings leverage, with EBITDA growing at nearly a 157% CAGR over the same period.  Our consolidated order backlog was $165.9 million at April 30, 2026, compared with $214.6 million the year prior, primarily reflecting the completion and delivery of several large international projects during the year.  We also strengthened our balance sheet, reducing long-term debt by approximately $20 million and fully repaying the NuAire seller notes. Our debt-to- equity ratio improved to 0.61-to-1.0 from 0.99-to-1.0, further positioning the Company for future growth. During the fourth quarter, we renamed our Domestic reportable segment to the Lab Products Group to better reflect its business activities, structure, and strategy. The change did not affect the composition or previously reported results of the segment.  Lab Products Group sales were $214.9 million for fiscal year 2026, an increase of 19.8% compared with $179.4 million in fiscal year 2025. The increase was primarily attributable to the inclusion of a full year of NuAire results following the acquisition on November 1, 2024.  The Lab Products Group generated EBITDA of $25.1 million, compared with $25.6 million the prior year. The comparison reflects the NuAire integration, softer life-sciences market conditions, and investments intended to strengthen the combined organization as market conditions recover. International segment sales were $67.1 million, an increase of 9.9% compared with $61.1 million in fiscal year 2025. The increase primarily reflected the delivery of projects in India that had experienced customer site delays during the prior year.  International EBITDA increased to $5.9 million from $4.5 million, demonstrating strong execution. Unallocated corporate costs were $11.2 million, compared with $9.9 million.  The increase included investments in public-company readiness, governance, financial systems, and talent needed to support a larger enterprise. Taken together, these results show a business that continued moving forward in a demanding environment. It was a challenging year, but our team executed phenomenally, solving problems, improving operations, serving customers, and delivering record revenue while building a strong foundation for Kewaunee’s future. One of the year’s most important steps was formally introducing the Lab Products Group, which brings together Kewaunee Scientific, NuAire, EVERHUTCH, and our global commercial organization in one aligned platform. Kewaunee’s century of leadership in laboratory infrastructure is now combined with NuAire’s expertise in containment and airflow solutions and EVERHUTCH’s growing presence in healthcare storage. Together, we offer a broader portfolio spanning casework, table systems, ventilated and containment products, healthcare storage, worksurfaces, and custom solutions — supported by integrated design, engineering, manufacturing, project execution, installation, and service. Bringing these capabilities together allows us to simplify how complex laboratory and healthcare environments are designed, sourced, and delivered. Customers gain access to a broader range of integrated solutions, while our channel partners have more opportunities to support end users throughout the project lifecycle. This structure also strengthens our platform for growth. By expanding our addressable market and increasing the value we can provide for each project, the Lab Products Group creates meaningful opportunities for both organic growth and complementary acquisitions. These opportunities are supported by capabilities few competitors can match. Kewaunee is the only American manufacturer producing wood, metal, and epoxy-resin laboratory furniture at one location. Combined with NuAire’s Minnesota operations, international infrastructure, and our combined global dealer network, we can support projects of nearly any size and complexity. Our manufacturing strength is reinforced by experts who have helped shape industry standards and an integrated operating model that provides exceptional control over quality, consistency, and execution. Together, these capabilities give customers confidence that Kewaunee has both the resources to execute globally and the technical expertise to navigate the industry’s most complex project requirements. International growth remains an important part of our strategy. To support our next phase of international expansion, we welcomed Jorge Santos as Vice President of International Sales for the Lab Products Group and Lucia Lema as Director of Operations for the Lab Products Group.

Jorge brings more than two decades of global sales and dealer-network experience across Europe, Latin America, the Middle East, and Asia. His leadership will help expand the reach of our portfolio and deepen dealer relationships. Lucia’s operational leadership will help further align our processes and resources so we can provide consistent, reliable support as we grow across regions. Together, Jorge and Lucia strengthen our ability to connect global commercial opportunities with disciplined execution. We are taking an intentional approach to expanding in new and emerging markets while working alongside our dealers to bring the full Lab Products Group portfolio to more customers. As we expand our global commercial reach, we are also sharpening the focus of our established international segment operations around their most differentiated capabilities. Going forward, this team’s concentration will be on delivering turnkey laboratory projects across India and the surrounding markets, an area where the team has developed exceptional expertise and a strong record of execution. By managing the full project lifecycle, from planning and engineering through construction, installation, and commissioning, the team provides customers with an integrated solution and a single point of accountability while positioning Kewaunee to pursue attractive opportunities across the region. As Kewaunee grows into a larger, more diversified enterprise, we are building the infrastructure, talent, and governance capabilities needed to scale with efficiency and discipline. During fiscal year 2026, this included advancing SOX 404(b) readiness, implementing a corporate consolidation platform, expanding accounting capabilities, and planning resources for growth in key functions. We also strengthened governance through updated bylaw reviews, a more robust expenditure policy, expanded compliance training, and preparation for a new entity in Spain to support European growth. Together, these investments create the scalable platform required to support organic growth, integrate future acquisitions, and meet increasing public-company requirements. They also give our operating businesses stronger systems and support while preserving the accountability and responsiveness that enable them to serve customers well. Kewaunee has undergone a significant transformation in recent years, and I believe we have only begun to see the momentum we can create. The guiding principles we established at the start of this journey have been central to our progress. They challenged us to be easier to do business with, get closer to our customers, pursue excellence in everything we do, and lead through innovation. Together, they have provided a consistent framework for how we operate and make decisions, creating the foundation for the progress we have made and the growth ahead. As we enter fiscal year 2027, those principles continue to guide our path forward. While uncertainty remains in the geopolitical and economic landscape, our focus remains steady and clear. We will continue to execute with discipline, allocate capital thoughtfully, pursue opportunities to grow our platform, and serve our customers with excellence. We are confident in our direction and excited about the opportunities ahead. As we build on that foundation, our focus is increasingly on the opportunities that will shape Kewaunee’s next chapter. We will invest in product innovation, manufacturing efficiency and capacity, and global commercial expansion. We will also continue to pursue disciplined opportunities that complement our businesses, expand our capabilities, strengthen our portfolio, and extend our reach. With more than 120 years of continuous operation, public-company governance, and a long-term perspective, Kewaunee offers prospective partners stewardship and continuity as well as capital. For business owners seeking a thoughtful succession solution, Kewaunee offers the stewardship, continuity, and long-term perspective needed to preserve what made their company successful while supporting its next chapter of growth. This same disciplined approach guides every aspect of our strategy. With a stronger platform, broader capabilities, and an exceptional team, we enter fiscal year 2027 confident in our direction and well positioned to create lasting value for our customers, Associates, partners, and shareholders. As I close, I want to express my sincere gratitude to Kewaunee’s global Associates for their dedication and relentless pursuit of moving the Company forward. Our progress is the result of their hard work, adaptability, and continued focus on delivering the amazing lab environments our customers require. I also want to thank our customers, dealers, distribution partners, and suppliers for their continued trust and support. I am grateful to our Board of Directors for their guidance and counsel and to our shareholders for your continued confidence in Kewaunee. Please note that Kewaunee expects to release earnings for the first quarter of fiscal year 2027 Wednesday, September 9. We will now open the floor for questions.

P.O. Box 1842 · Statesville, NC 28687 · Tel 704.873.7202 · Fax 704.873.1275 · kewaunee.com